EXHIBIT 21.1

SUBSIDIARIES

Entries listed below in bold will be direct wholly-owned subsidiaries of Embarq and own 100% of the common stock of the company listed in the bullets below that entity, except as noted.

Carolina Telephone and Telegraph Company LLC (NC)

•	NOCUTS, Inc. (PA)

•	SC One Company (KS)

Centel Corporation (KS)

•	Centel Capital Corporation (DE)

•	Centel Directories LLC (DE)

•	Centel-Texas, Inc. (TX)

•	Central Telephone Company of Texas (TX)

•	EQ Central Texas Equipment LLC (TX)

•	Telcon, Inc. (TX)

•	Central Telephone Company (DE)

•	Central Telephone Company of Virginia (VA)

•	EQ Central Virginia Equipment LLC (VA)

•	EQ Nevada Equipment LLC (NV)

•	Embarq Florida, Inc. (FL)

•	The Winter Park Telephone Company (FL)

•	EQ Florida Equipment LLC (FL)

•	Perry Protection Services, Inc. (FL)

•	Centel SPE LLC (DE)

Embarq Communications, Inc. (DE)

•	Embarq Communications of Virginia, Inc. (VA)

•	Embarq Wireless LLC (DE)

•	EQ Communications Equipment LP (FL) (99% limited partner; see also “EQ Equipment Leasing, Inc.”)

Embarq, Inc. (KS)

Embarq Logistics, Inc. (OH)

•	Embarq Products, Inc. (KS)

•	Embarq Capital Corporation (DE)

•	SC Seven Company (50% ownership; see also “United Telephone Company of Texas”) (KS)

Embarq Management Company (DE)

•	EQ Management Equipment LP (NV) (99% limited partner; see also “EQ Equipment Leasing, Inc.”)

Embarq Mid-Atlantic Management Services Company (NC)

Embarq Minnesota, Inc. (MN)

Embarq Missouri, Inc. (MO)

•	SC Eight Company (KS)

•	EQ Missouri Equipment LLC (KS)

Embarq Network Company, LLC (DE)

Embarq Payphone Services, Inc. (FL)

Embarq Risk (Bermuda) Limited (BM)

Embarq Solutions, Inc. (DE)

Embarq Holdings Company LLC (DE)

•	Embarq Directory Trademark Company, LLC (DE)

EQ Equipment Leasing, Inc.

•	EQ Management Equipment LP (NV) (1% general partner; see also “Embarq Management Company”)

•	EQ Communications Equipment LP (FL) (1% general partner; see also “Embarq Communications, Inc.”)

•	EQ Southeast Equipment Partners LP (VA) (1% general partner; see also “United Telephone Southeast LLC”)

United Telephone Company of the Carolinas LLC (SC)

•	SC Two Company (KS)

United Telephone Company of Eastern Kansas (DE)

•	Embarq Midwest Management Services Company (20% ownership; see also “United Telephone Company of Kansas”) (KS)

•	EQ Eastern Kansas Equipment LLC (KS)

United Telephone Company of Kansas (KS)

•	EQ Kansas Equipment LLC (KS)

•	Embarq Midwest Management Services Company (80% ownership; see also “United Telephone Company of Eastern Kansas”) (KS)

•	United Teleservices, Inc. (KS)

United Telephone Company of Florida (FL)

•	Vista-United Telecommunications (49% ownership)

United Telephone Company of Indiana, Inc. (IN)

•	SC Four Company (KS)

United Telephone Company of New Jersey, Inc. (NJ)

United Telephone Company of the Northwest (OR)

•	EQ Northwest Equipment LLC (WA)

United Telephone Company of Ohio (OH)

•	SC Five Company (KS)

United Telephone Company of Pennsylvania LLC, The (PA)

•	SC Six Company (KS)

•	Valley Network Partnership (20% ownership; see also “United Telephone Southeast LLC”) (VA)

United Telephone Company of Southcentral Kansas (AR)

•	EQ Southcentral Kansas Equipment LLC (KS)

United Telephone Company of Texas, Inc. (TX)

•	SC Seven Company (50% ownership; see also “Embarq Capital Corporation”) (KS)

•	EQ United Texas Equipment LLC (TX)

United Telephone Company of the West (DE)

•	EQ West Equipment LLC (WY)

United Telephone Southeast LLC (VA)

•	SC Three Company (KS)

•	Valley Network Partnership (20% ownership; see also “United Telephone Company of Pennsylvania LLC, The”) (VA)

•	EQ Southeast Equipment Partners LP (VA) (99% limited partner; see also “EQ Equipment Leasing, Inc.”)